EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
SECOND QUARTER ENDED JUNE 30, 2021

•Second quarter net income of $21.3 million;
•Second quarter earnings per diluted common share of $0.65;
•Annualized linked quarter deposit growth of 5.0%;
•Annualized return on second quarter average assets of 1.20%;
•Annualized return on second quarter average tangible common equity of 13.13%(1); and
•Nonperforming assets decreased to 0.21% of total assets.

Tyler, Texas (July 23, 2021) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter ended June 30, 2021. Southside reported net income of $21.3 million for the three months ended June 30, 2021, a decrease of $0.2 million, or 1.1%, compared to $21.6 million for the same period in 2020. Earnings per diluted common share were $0.65 for the three months ended June 30, 2021 and 2020. The annualized return on average shareholders’ equity for the three months ended June 30, 2021 was 9.73%, compared to 10.82% for the same period in 2020.  The annualized return on average assets was 1.20% for the three months ended June 30, 2021, compared to 1.17% for the same period in 2020.

“We reported solid results during the second quarter, highlighted by continued strong asset quality metrics and 5% annualized linked quarter deposit growth,” stated Lee R. Gibson, President and Chief Executive Officer of Southside.

“Loan growth, net of Paycheck Protection Program (“PPP”), was partially offset by higher than anticipated loan payoffs. For the six months ended, annualized loan growth was 4%. We are encouraged about loan growth for the second half of the year as our loan pipeline continues to remain healthy.”

“On September 30, 2021, we anticipate the redemption of our 5.5% coupon $100 million sub debt issue, pending regulatory approval.”

“We are pleased by the continued strong economic conditions in the market areas we serve.”

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Operating Results for the Three Months Ended June 30, 2021
Net income was $21.3 million for the three months ended June 30, 2021, compared to $21.6 million for the same period in 2020, a decrease of $0.2 million, or 1.1%. Earnings per diluted common share were $0.65 for the three months ended June 30, 2021 and 2020. The decrease in net income was a result of a decrease in net interest income, a decrease in noninterest income, and an increase in noninterest expense, partially offset by a decrease in the provision for credit losses. Annualized returns on average assets and average shareholders’ equity for the three months ended June 30, 2021 were 1.20% and 9.73%, respectively.  Our efficiency ratio and tax equivalent efficiency ratio(1) were 53.09% and 50.31%, respectively, for the three months ended June 30, 2021, compared to 53.01% and 50.44%, respectively, for the three months ended March 31, 2021.
Net interest income for the three months ended June 30, 2021 was $45.6 million, compared to $47.3 million for the same period in 2020, a decrease of 3.4%. The decrease in net interest income compared to the same period in 2020 was due to the decrease in interest income, a result of a decrease in the average yield on our interest earning assets during the three months ended June 30, 2021, partially offset by the decrease in interest expense on our interest bearing liabilities due to the overall decline in interest rates. Linked quarter, net interest income decreased $0.7 million, or 1.4%, compared to $46.3 million during the three months ended March 31, 2021. The decrease in interest income is due to a decrease in the average yield, partially offset by a decline in interest expense.
Our net interest margin and tax equivalent net interest margin(1) increased to 2.86% and 3.06%, respectively, for the three months ended June 30, 2021, compared to 2.84% and 3.02%, respectively, for the same period in 2020. Linked quarter net interest margin decreased 15 basis points from 3.01% and tax equivalent net interest margin(1) decreased 14 basis points from 3.20% for the three months ended March 31, 2021.
Noninterest income was $10.9 million for the three months ended June 30, 2021, a decrease of $1.3 million, or 10.3%, compared to $12.2 million for the same period in 2020. On a linked quarter basis, noninterest income decreased $2.7 million, or 19.7%, compared to the three months ended March 31, 2021. The decrease for both periods was due to a decrease in net gain on sale of securities available for sale, gain on sale of loans and other noninterest income, partially offset by an increase in deposit services income, brokerage services income and trust fees.
Noninterest expense was $30.7 million for the three months ended June 30, 2021, an increase of $0.8 million, or 2.8%, compared to $29.9 million for the same period in 2020. On a linked quarter basis, noninterest expense decreased $0.5 million, or 1.7%, compared to the three months ended March 31, 2021.
Income tax expense increased $0.1 million for the three months ended June 30, 2021 compared to the same period in 2020. On a linked quarter basis, income tax expense decreased $1.9 million, or 39.2%. Our effective tax rate (“ETR”) increased to 11.9% for the three months ended June 30, 2021, compared to 11.5% for the three months ended June 30, 2020. Linked quarter, our ETR decreased compared to 12.2% for the three months ended March 31, 2021, primarily due to an increase in tax-exempt income as a percentage of pre-tax income.
Operating Results for the Six Months Ended June 30, 2021
Net income was $55.4 million for the six months ended June 30, 2021, compared to $25.5 million for the same period in 2020, an increase of $29.9 million, or 117.2%. Earnings per diluted common share were $1.69 for the six months ended June 30, 2021, compared to $0.76 for the same period in 2020, an increase of 122.4%. The increase in net income was a direct result of a reversal of the provision for credit losses compared to a large build-up in the allowance for credit losses in the same period in 2020. Annualized returns on average assets and average shareholders’ equity for the six months ended June 30, 2021 were 1.59% and 12.75%, respectively.  Our efficiency ratio and tax equivalent efficiency ratio(1) were 53.05% and 50.38%, respectively, for the six months ended June 30, 2021, compared to 52.44% and 50.06%, respectively, for the six months ended June 30, 2020.
Net interest income was $92.0 million for the six months ended June 30, 2021 and June 30, 2020, with the decrease in interest income offset by the decrease in interest expense on our interest bearing liabilities, both a result of an overall decline in interest rates.
Our net interest margin and tax equivalent net interest margin(1) were 2.93% and 3.13%, respectively, for the six months ended June 30, 2021, compared to 2.86% and 3.02%, respectively, for the same period in 2020. The increase in net interest margin was due to lower funding costs, partially offset by a decrease in interest income due to a lower average yield and balance on our interest earning assets during the six months ended June 30, 2021.
Noninterest income was $24.6 million for the six months ended June 30, 2021, a decrease of 11.3%, compared to $27.7 million for the same period in 2020. The decrease was due to the decrease in net gain on sale of securities available for sale, partially offset by increases in other noninterest income, deposit services income, brokerage services income and trust fees.
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Noninterest expense was $61.9 million for the six months ended June 30, 2021, compared to $60.4 million for the same period in 2020, an increase of $1.6 million, or 2.6%. The increase was the result of increases in salaries and employee benefits and FDIC insurance, partially offset by decreases in other noninterest expense and amortization of intangibles.
Income tax expense increased $4.3 million, or 132.3%, for the six months ended June 30, 2021, compared to the same period in 2020. Our ETR was approximately 12.1% and 11.4% for the six months ended June 30, 2021 and 2020, respectively. The higher ETR for the six months ended June 30, 2021, as compared to the same period in 2020, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At June 30, 2021, we had $7.18 billion in total assets, compared to $7.01 billion at December 31, 2020 and $7.33 billion at June 30, 2020.
Loans at June 30, 2021 were $3.64 billion, a decrease of $210.2 million, or 5.5%, compared to $3.85 billion at June 30, 2020. This decrease was primarily due to a $167.4 million decrease in our PPP loans, a component of the commercial loan category, with a remaining balance of $132.1 million at June 30, 2021, as well as decreases of $83.4 million in 1-4 family residential loans, $42.6 million in construction loans, and $6.8 million in loans to individuals. These decreases were partially offset by increases of $40.0 million in municipal loans and $24.4 million in commercial real estate loans. Linked quarter loans decreased $74.3 million, or 2.0%, from $3.72 billion at March 31, 2021. The linked quarter net decrease in loans consisted primarily of decreases of $77.5 million of construction loans, $67.2 million of commercial loans and $22.0 million in 1-4 family loans. The decreases for the linked quarter were partially offset by increases of $82.3 million in commercial real estate loans and $11.0 million of municipal loans. On a linked quarter basis, our PPP loans decreased $88.8 million, or 40.2%, from $220.9 million at March 31, 2021, due to forgiveness payments received from loans funded under the Coronavirus Aid, Relief, and Economic Security Act.
Securities at June 30, 2021 were $2.86 billion, an increase of $61.0 million, or 2.2%, compared to $2.80 billion at June 30, 2020. Linked quarter, securities increased $215.8 million, or 8.2%, from $2.65 billion at March 31, 2021. The increase for the linked quarter was due to the purchase of municipal bonds and to a lesser extent, an increase in the estimated fair value of the securities portfolio at June 30, 2021, when compared to March 31, 2021.
Deposits at June 30, 2021 were $5.16 billion, an increase of $85.6 million, or 1.7%, compared to $5.07 billion at June 30, 2020. Linked quarter, deposits increased $63.5 million, or 1.2%, from $5.09 billion at March 31, 2021. The increase for both periods was largely driven by PPP loan disbursements deposited into our commercial accounts and stimulus checks deposited during the six months ended June 30, 2021.
Asset Quality
Nonperforming assets at June 30, 2021 were $15.3 million, or 0.21% of total assets, a decrease of $2.3 million, or 13.2%, compared to $17.6 million, or 0.24% of total assets, at June 30, 2020, and a decrease from $15.4 million, or 0.22% of total assets, at March 31, 2021. During the three months ended June 30, 2021, nonaccrual loans decreased $0.2 million, or 3.0%.
The allowance for loan losses decreased to $42.9 million, or 1.18% of total loans, at June 30, 2021, compared to $59.9 million, or 1.55% of total loans, at June 30, 2020. The decrease was primarily due to an improved economic forecast since the second quarter of 2020 and its effect on macroeconomic factors used in the CECL model. The allowance for loan losses was $41.5 million, or 1.12% of total loans, at March 31, 2021.
For the three months ended June 30, 2021, we recorded a provision for credit losses for loans of $1.5 million, compared to a provision for credit losses for loans of $6.3 million for the three months ended June 30, 2020 and a reversal of provision for credit losses of $7.4 million for the three months ended March 31, 2021. The increase in the provision for the second quarter was primarily due to a decline in the downside scenario of the economic forecast and its effect on macroeconomic factors used in the CECL model. Net charge-offs were $0.1 million for the three months ended June 30, 2021, compared to net charge-offs of $0.1 million for the three months ended June 30, 2020 and $0.2 million of net charge-offs for the three months ended March 31, 2021. Net charge-offs were $0.2 million for the six months ended June 30, 2021, compared to $0.7 million for the six months ended June 30, 2020.
For the three months ended June 30, 2021, we recorded a provision for credit losses for off-balance-sheet credit exposures of $0.2 million and reversals of provision of $1.1 million and $2.8 million for the three months ended June 30, 2020 and March 31, 2021, respectively. For the six months ended June 30, 2021, we recorded a reversal of provision of $2.6 million, compared to a provision for credit losses for off-balance-sheet credit exposures of $0.1 million for the six months ended June 30, 2020. The balance of the allowance for off-balance-sheet credit exposures at June 30, 2021 was $3.8 million and is included in other liabilities.
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Dividend
Southside Bancshares, Inc. declared a second quarter cash dividend of $0.33 per share on May 6, 2021, which was paid on June 3, 2021, to all shareholders of record as of May 20, 2021.

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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

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Conference Call
Southside's management team will host a conference call to discuss its second quarter ended June 30, 2021 financial results on Friday, July 23, 2021 at 11:00 a.m. CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 7053989 or by identifying “Southside Bancshares, Inc., Second Quarter 2021 Earnings Call.”  To listen to the call via webcast, register at https://investors.southside.com.
For those unable to listen to the conference call live, a recording will be available from approximately 2:00 p.m. CDT July 23, 2021 through 2:00 p.m. CDT August 4, 2021 by accessing the company website, https://investors.southside.com.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $7.18 billion in assets as of June 30, 2021, that owns 100% of Southside Bank.  Southside Bank currently has 55 branches in Texas and operates a network of 76 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates, tax reform, inflation and other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most recent factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the negative impact of the COVID-19 pandemic on our business, financial position, operations and prospects, including our ability to continue our business activities in certain communities we serve, the duration of the pandemic and its continued effects on financial markets, a reduction in financial transactions and business activities resulting in decreased deposits and reduced loan originations, increases in unemployment rates impacting our borrowers’ ability to repay their loans, our ability to manage liquidity in a rapidly changing and unpredictable market, additional interest rate changes by the Federal Reserve and other government actions in response to the pandemic, including regulations or laws enacted to counter the effects of the COVID-19 pandemic on the economy.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, under “Part I - Item 1. Forward Looking Information” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2021		2020
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
ASSETS
Cash and due from banks	$92,047	$78,304	$87,357	$81,643	$81,271
Interest earning deposits	36,441	29,319	21,051	14,561	19,535
Securities available for sale, at estimated fair value	2,766,035	2,546,924	2,587,305	2,633,519	2,679,521
Securities held to maturity, at net carrying value	94,850	98,159	108,998	115,089	120,384
Total securities	2,860,885	2,645,083	2,696,303	2,748,608	2,799,905
Federal Home Loan Bank stock, at cost	28,081	18,754	25,259	35,860	55,689
Loans held for sale	2,510	2,615	3,695	8,686	3,392
Loans	3,642,346	3,716,598	3,657,779	3,789,975	3,852,571
Less: Allowance for loan losses	(42,913)	(41,454)	(49,006)	(55,110)	(59,868)
Net loans	3,599,433	3,675,144	3,608,773	3,734,865	3,792,703
Premises & equipment, net	142,835	144,628	144,576	147,169	147,715
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	8,248	8,978	9,744	10,569	11,450
Bank owned life insurance	116,886	116,209	115,583	114,928	114,248
Other assets	93,926	78,736	94,770	92,955	102,587
Total assets	$7,182,408	$6,998,886	$7,008,227	$7,190,960	$7,329,611

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,501,120	$1,383,371	$1,354,815	$1,363,228	$1,398,179
Interest bearing deposits	3,655,047	3,709,272	3,577,507	3,739,798	3,672,365
Total deposits	5,156,167	5,092,643	4,932,322	5,103,026	5,070,544
Other borrowings and Federal Home Loan Bank borrowings	745,151	687,845	855,699	994,512	1,165,463
Subordinated notes, net of unamortized debt issuance costs	197,312	197,268	197,251	98,708	98,663
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,258	60,256	60,255	60,254	60,253
Other liabilities	129,120	102,277	87,403	95,312	117,083
Total liabilities	6,288,008	6,140,289	6,132,930	6,351,812	6,512,006
Shareholders' equity	894,400	858,597	875,297	839,148	817,605
Total liabilities and shareholders' equity	$7,182,408	$6,998,886	$7,008,227	$7,190,960	$7,329,611

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2021		2020
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Income Statement:
Total interest income	$52,586	$53,565	$56,904	$55,677	$58,495
Total interest expense	6,939	7,262	8,197	9,091	11,224
Net interest income	45,647	46,303	48,707	46,586	47,271
Provision for credit losses	1,677	(10,149)	(5,545)	(4,746)	5,245
Net interest income after provision for credit losses	43,970	56,452	54,252	51,332	42,026
Noninterest income
Deposit services	6,609	6,125	6,419	6,129	5,532
Net gain (loss) on sale of securities available for sale	15	2,003	(24)	78	2,662
Gain on sale of loans	393	593	848	1,071	683
Trust fees	1,496	1,383	1,354	1,253	1,221
Bank owned life insurance	645	626	655	680	650
Brokerage services	850	780	628	564	499
Other	925	2,113	1,020	1,366	946
Total noninterest income	10,933	13,623	10,900	11,141	12,193
Noninterest expense
Salaries and employee benefits	20,004	20,044	19,609	19,344	18,629
Net occupancy	3,606	3,560	3,795	3,595	3,668
Advertising, travel & entertainment	475	437	504	519	292
ATM expense	272	238	290	271	233
Professional fees	1,040	991	986	961	1,082
Software and data processing	1,406	1,312	1,220	1,215	1,295
Communications	612	525	490	495	506
FDIC insurance	435	454	456	469	174
Amortization of intangibles	730	766	825	881	931
Other	2,119	2,907	3,140	3,866	3,046
Total noninterest expense	30,699	31,234	31,315	31,616	29,856
Income before income tax expense	24,204	38,841	33,837	30,857	24,363
Income tax expense	2,887	4,750	4,265	3,783	2,809
Net income	$21,317	$34,091	$29,572	$27,074	$21,554

Common Share Data:
Weighted-average basic shares outstanding	32,632	32,829	33,055	33,047	33,016
Weighted-average diluted shares outstanding	32,799	32,937	33,125	33,098	33,083
Common shares outstanding end of period	32,675	32,659	32,951	33,072	33,032
Earnings per common share
Basic	$0.65	$1.04	$0.89	$0.82	$0.65
Diluted	0.65	1.04	0.89	0.82	0.65
Book value per common share	27.37	26.29	26.56	25.37	24.75
Tangible book value per common share (1)	20.97	19.86	20.16	18.97	18.32
Cash dividends paid per common share	0.33	0.32	0.37	0.31	0.31

Selected Performance Ratios:
Return on average assets	1.20%	1.99%	1.64%	1.48%	1.17%
Return on average shareholders’ equity	9.73	15.82	13.77	12.89	10.82
Return on average tangible common equity (1)	13.13	21.22	18.71	17.73	15.24
Average yield on earning assets (FTE) (1)	3.49	3.67	3.70	3.57	3.69
Average rate on interest bearing liabilities	0.60	0.64	0.68	0.73	0.87
Net interest margin (FTE) (1)	3.06	3.20	3.20	3.02	3.02
Net interest spread (FTE) (1)	2.89	3.03	3.02	2.84	2.82
Average earning assets to average interest bearing liabilities	137.85	135.56	133.56	131.92	129.03
Noninterest expense to average total assets	1.73	1.82	1.74	1.73	1.63
Efficiency ratio (FTE) (1)	50.31	50.44	47.36	50.07	48.29
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2021		2020
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Nonperforming Assets:	$15,269	$15,367	$17,480	$16,822	$17,600
Nonaccrual loans	5,154	5,314	7,714	5,971	5,639
Accruing loans past due more than 90 days	—	—	—	—	—
Troubled debt restructured loans	9,549	9,641	9,646	10,307	11,367
Other real estate owned	566	412	106	536	586
Repossessed assets	—	—	14	8	8

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.14%	0.14%	0.21%	0.16%	0.15%
Ratio of nonperforming assets to:
Total assets	0.21	0.22	0.25	0.23	0.24
Total loans	0.42	0.41	0.48	0.44	0.46
Total loans and OREO	0.42	0.41	0.48	0.44	0.46
Total loans, excluding PPP loans, and OREO	0.43	0.44	0.51	0.48	0.50
Ratio of allowance for loan losses to:
Nonaccruing loans	832.62	780.09	635.29	922.96	1,061.68
Nonperforming assets	281.05	269.76	280.35	327.61	340.16
Total loans	1.18	1.12	1.34	1.45	1.55
Total loans, excluding PPP loans	1.22	1.19	1.42	1.58	1.68
Net charge-offs (recoveries) to average loans outstanding	0.01	0.02	0.02	0.04	0.01

Capital Ratios:
Shareholders’ equity to total assets	12.45	12.27	12.49	11.67	11.15
Common equity tier 1 capital	14.38	14.71	14.68	14.24	13.68
Tier 1 risk-based capital	15.71	16.09	16.08	15.63	15.06
Total risk-based capital	20.95	21.52	21.78	19.03	18.51
Tier 1 leverage capital	10.21	10.29	9.81	9.50	9.05
Period end tangible equity to period end tangible assets (1)	9.82	9.55	9.77	8.99	8.50
Average shareholders’ equity to average total assets	12.38	12.56	11.92	11.49	10.86

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2021		2020
Loan Portfolio Composition	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Real Estate Loans:
Construction	$528,157	$605,677	$581,941	$610,394	$570,801
1-4 Family Residential	678,402	700,430	719,952	738,343	761,815
Commercial	1,430,900	1,348,551	1,295,746	1,327,233	1,406,541
Commercial Loans	497,513	564,745	557,122	629,170	639,162
Municipal Loans	417,398	406,377	409,028	387,286	377,428
Loans to Individuals	89,976	90,818	93,990	97,549	96,824
Total Loans	$3,642,346	$3,716,598	$3,657,779	$3,789,975	$3,852,571

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$41,454	$49,006	$55,110	$59,868	$53,638
Loans charged-off	(527)	(795)	(595)	(718)	(546)
Recoveries of loans charged-off	466	622	402	361	436
Net loans (charged-off) recovered	(61)	(173)	(193)	(357)	(110)
Provision for (reversal of) loan losses	1,520	(7,379)	(5,911)	(4,401)	6,340
Balance at end of period	$42,913	$41,454	$49,006	$55,110	$59,868

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,616	$6,386	$6,020	$6,365	$7,460
Provision for (reversal of) off-balance-sheet credit exposures	157	(2,770)	366	(345)	(1,095)
Balance at end of period	$3,773	$3,616	$6,386	$6,020	$6,365
Total Allowance for Credit Losses	$46,686	$45,070	$55,392	$61,130	$66,233

Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2021	2020
Income Statement:
Total interest income	$106,151	$119,247
Total interest expense	14,201	27,275
Net interest income	91,950	91,972
Provision for credit losses	(8,472)	30,492
Net interest income after provision for credit losses	100,422	61,480
Noninterest income
Deposit services	12,734	11,811
Net gain on sale of securities available for sale	2,018	8,203
Gain on sale of loans	986	853
Trust fees	2,879	2,526
Bank owned life insurance	1,271	1,219
Brokerage services	1,630	1,079
Other	3,038	2,000
Total noninterest income	24,556	27,691
Noninterest expense
Salaries and employee benefits	40,048	38,272
Net occupancy	7,166	6,979
Advertising, travel & entertainment	912	1,124
ATM expense	510	457
Professional fees	2,031	2,277
Software and data processing	2,718	2,522
Communications	1,137	999
FDIC insurance	889	199
Amortization of intangibles	1,496	1,911
Other	5,026	5,636
Total noninterest expense	61,933	60,376
Income before income tax expense	63,045	28,795
Income tax expense	7,637	3,288
Net income	$55,408	$25,507

Common Share Data:
Weighted-average basic shares outstanding	32,730	33,353
Weighted-average diluted shares outstanding	32,860	33,445
Common shares outstanding end of period	32,675	33,032
Earnings per common share
Basic	$1.69	$0.76
Diluted	1.69	0.76
Book value per common share	27.37	24.75
Tangible book value per common share (1)	20.97	18.32
Cash dividends paid per common share	0.65	0.62

Selected Performance Ratios:
Return on average assets	1.59%	0.72%
Return on average shareholders’ equity	12.75	6.31
Return on average tangible common equity (1)	17.13	9.06
Average yield on earning assets (FTE) (1)	3.58	3.87
Average rate on interest bearing liabilities	0.62	1.08
Net interest spread (FTE) (1)	2.96	2.79
Net interest margin (FTE) (1)	3.13	3.02
Average earning assets to average interest bearing liabilities	136.72	127.66
Noninterest expense to average total assets	1.78	1.70
Efficiency ratio (FTE) (1)	50.38	50.06
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2021	2020
Nonperforming Assets:	$15,269	$17,600
Nonaccrual loans	5,154	5,639
Accruing loans past due more than 90 days	—	—
Troubled debt restructured loans	9,549	11,367
Other real estate owned	566	586
Repossessed assets	—	8

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.14%	0.15%
Ratio of nonperforming assets to:
Total assets	0.21	0.24
Total loans	0.42	0.46
Total loans and OREO	0.42	0.46
Total loans, excluding PPP loans, and OREO	0.43	0.50
Ratio of allowance for loan losses to:
Nonaccruing loans	832.62	1,061.68
Nonperforming assets	281.05	340.16
Total loans	1.18	1.55
Total loans, excluding PPP loans	1.22	1.68
Net charge-offs (recoveries) to average loans outstanding	0.01	0.04

Capital Ratios:
Shareholders’ equity to total assets	12.45	11.15
Common equity tier 1 capital	14.38	13.68
Tier 1 risk-based capital	15.71	15.06
Total risk-based capital	20.95	18.51
Tier 1 leverage capital	10.21	9.05
Period end tangible equity to period end tangible assets (1)	9.82	8.50
Average shareholders’ equity to average total assets	12.47	11.38
(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-12

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
Loan Portfolio Composition	2021	2020
Real Estate Loans:
Construction	$528,157	$570,801
1-4 Family Residential	678,402	761,815
Commercial	1,430,900	1,406,541
Commercial Loans	497,513	639,162
Municipal Loans	417,398	377,428
Loans to Individuals	89,976	96,824
Total Loans	$3,642,346	$3,852,571

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$49,006	$24,797
Impact of CECL adoption (1) - cumulative effect adjustment	—	5,072
Impact of CECL adoption - purchased loans with credit deterioration	—	231
Loans charged-off	(1,322)	(1,541)
Recoveries of loans charged-off	1,088	887
Net loans (charged-off) recovered	(234)	(654)
Provision for (reversal of) loan losses	(5,859)	30,422
Balance at end of period	$42,913	$59,868

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$6,386	$1,455
Impact of CECL adoption (1)	—	4,840
Provision for (reversal of) off-balance-sheet credit exposures	(2,613)	70
Balance at end of period	$3,773	$6,365
Total Allowance for Credit Losses	$46,686	$66,233
(1)We adopted ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” on January 1, 2020. ASU 2016-13 replaced the incurred loss model with an expected loss methodology that is referred to as current expected credit losses (“CECL”). Adoption of this guidance on January 1, 2020, resulted in a cumulative-effect adjustment to reduce retained earnings by $7.8 million, net of tax.

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	June 30, 2021			March 31, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,706,959	$36,429	3.94%	$3,634,053	$36,754	4.10%
Loans held for sale	1,846	13	2.82%	2,803	20	2.89%
Securities:
Taxable investment securities (2)	396,504	2,921	2.95%	295,968	2,323	3.18%
Tax-exempt investment securities (2)	1,363,678	11,585	3.41%	1,300,991	11,176	3.48%
Mortgage-backed and related securities (2)	847,206	4,647	2.20%	940,815	6,088	2.62%
Total securities	2,607,388	19,153	2.95%	2,537,774	19,587	3.13%
Federal Home Loan Bank stock, at cost, and equity investments	35,883	108	1.21%	35,635	136	1.55%
Interest earning deposits	43,175	17	0.16%	31,169	15	0.20%
Total earning assets	6,395,251	55,720	3.49%	6,241,434	56,512	3.67%
Cash and due from banks	90,735			86,634
Accrued interest and other assets	656,245			677,230
Less: Allowance for loan losses	(41,768)			(49,240)
Total assets	$7,100,463			$6,956,058
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$571,907	231	0.16%	$517,182	209	0.16%
Certificates of deposits	658,708	936	0.57%	736,099	1,229	0.68%
Interest bearing demand accounts	2,459,335	1,172	0.19%	2,342,299	1,159	0.20%
Total interest bearing deposits	3,689,950	2,339	0.25%	3,595,580	2,597	0.29%
Federal Home Loan Bank borrowings	669,633	1,817	1.09%	727,513	1,908	1.06%
Subordinated notes, net of unamortized debt issuance costs	197,284	2,423	4.93%	197,252	2,395	4.92%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,257	349	2.32%	60,256	351	2.36%
Other borrowings	22,024	11	0.20%	23,522	11	0.19%
Total interest bearing liabilities	4,639,148	6,939	0.60%	4,604,123	7,262	0.64%
Noninterest bearing deposits	1,485,383			1,389,020
Accrued expenses and other liabilities	97,137			89,222
Total liabilities	6,221,668			6,082,365
Shareholders’ equity	878,795			873,693
Total liabilities and shareholders’ equity	$7,100,463			$6,956,058
Net interest income (FTE)		$48,781			$49,250
Net interest margin (FTE)			3.06%			3.20%
Net interest spread (FTE)			2.89%			3.03%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2021 and March 31, 2021, loans totaling $5.2 million and $5.3 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2020			September 30, 2020
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,772,158	$39,936	4.21%	$3,815,989	$38,842	4.05%
Loans held for sale	5,012	36	2.86%	3,934	31	3.13%
Securities:
Taxable investment securities (2)	223,753	1,753	3.12%	145,724	1,175	3.21%
Tax-exempt investment securities (2)	1,298,584	11,413	3.50%	1,295,179	11,418	3.51%
Mortgage-backed and related securities (2)	1,082,302	6,693	2.46%	1,209,913	7,048	2.32%
Total securities	2,604,639	19,859	3.03%	2,650,816	19,641	2.95%
Federal Home Loan Bank stock, at cost, and equity investments	46,798	199	1.69%	60,528	249	1.64%
Interest earning deposits	22,938	18	0.31%	17,668	17	0.38%
Total earning assets	6,451,545	60,048	3.70%	6,548,935	58,780	3.57%
Cash and due from banks	83,228			80,368
Accrued interest and other assets	687,894			699,351
Less: Allowance for loan losses	(55,567)			(61,212)
Total assets	$7,167,100			$7,267,442
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$487,452	201	0.16%	$461,895	192	0.17%
Certificates of deposit	1,011,482	2,320	0.91%	1,172,179	3,568	1.21%
Interest bearing demand accounts	2,186,406	1,117	0.20%	2,069,751	1,102	0.21%
Total interest bearing deposits	3,685,340	3,638	0.39%	3,703,825	4,862	0.52%
Federal Home Loan Bank borrowings	896,484	2,125	0.94%	1,037,855	2,369	0.91%
Subordinated notes, net of unamortized debt issuance costs	158,692	2,051	5.14%	98,686	1,427	5.75%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,255	360	2.38%	60,253	378	2.50%
Other borrowings	29,661	23	0.31%	63,526	55	0.34%
Total interest bearing liabilities	4,830,432	8,197	0.68%	4,964,145	9,091	0.73%
Noninterest bearing deposits	1,381,120			1,371,748
Accrued expenses and other liabilities	101,478			96,219
Total liabilities	6,313,030			6,432,112
Shareholders’ equity	854,070			835,330
Total liabilities and shareholders’ equity	$7,167,100			$7,267,442
Net interest income (FTE)		$51,851			$49,689
Net interest margin (FTE)			3.20%			3.02%
Net interest spread (FTE)			3.02%			2.84%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2020 and September 30, 2020, loans totaling $7.7 million and $6.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2020
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,826,383	$39,766	4.18%
Loans held for sale	3,213	28	3.50%
Securities:
Taxable investment securities (2)	94,247	732	3.12%
Tax-exempt investment securities (2)	1,320,772	11,560	3.52%
Mortgage-backed and related securities (2)	1,359,941	9,044	2.67%
Total securities	2,774,960	21,336	3.09%
Federal Home Loan Bank stock, at cost, and equity investments	67,582	360	2.14%
Interest earning deposits	24,097	23	0.38%
Total earning assets	6,696,235	61,513	3.69%
Cash and due from banks	78,326
Accrued interest and other assets	660,411
Less: Allowance for loan losses	(55,908)
Total assets	$7,379,064
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$426,420	187	0.18%
Certificates of deposit	1,187,665	4,817	1.63%
Interest bearing demand accounts	2,013,770	1,225	0.24%
Total interest bearing deposits	3,627,855	6,229	0.69%
Federal Home Loan Bank borrowings	1,197,097	2,929	0.98%
Subordinated notes, net of unamortized debt issuance costs	98,641	1,412	5.76%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,252	491	3.28%
Other borrowings	205,724	163	0.32%
Total interest bearing liabilities	5,189,569	11,224	0.87%
Noninterest bearing deposits	1,310,651
Accrued expenses and other liabilities	77,431
Total liabilities	6,577,651
Shareholders’ equity	801,413
Total liabilities and shareholders’ equity	$7,379,064
Net interest income (FTE)		$50,289
Net interest margin (FTE)			3.02%
Net interest spread (FTE)			2.82%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2020, loans totaling $5.6 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-16

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,670,708	$73,183	4.02%	$3,706,763	$82,320	4.47%
Loans held for sale	2,321	33	2.87%	2,022	37	3.68%
Securities:
Taxable investment securities (2)	346,514	5,244	3.05%	82,270	1,244	3.04%
Tax-exempt investment securities (2)	1,332,507	22,761	3.44%	1,104,839	19,397	3.53%
Mortgage-backed and related securities (2)	893,752	10,735	2.42%	1,479,157	20,578	2.80%
Total securities	2,572,773	38,740	3.04%	2,666,266	41,219	3.11%
Federal Home Loan Bank stock, at cost, and equity investments	35,760	244	1.38%	65,279	785	2.42%
Interest earning deposits	37,205	32	0.17%	32,167	203	1.27%
Total earning assets	6,318,767	112,232	3.58%	6,472,497	124,564	3.87%
Cash and due from banks	88,696			77,533
Accrued interest and other assets	666,280			635,540
Less: Allowance for loan losses	(45,483)			(43,141)
Total assets	$7,028,260			$7,142,429
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$544,696	440	0.16%	$405,642	424	0.21%
Certificates of deposit	697,190	2,165	0.63%	1,275,046	11,163	1.76%
Interest bearing demand accounts	2,401,140	2,331	0.20%	1,994,803	4,561	0.46%
Total interest bearing deposits	3,643,026	4,936	0.27%	3,675,491	16,148	0.88%
Federal Home Loan Bank borrowings	698,413	3,725	1.08%	1,098,083	6,903	1.26%
Subordinated notes, net of unamortized debt issuance costs	197,268	4,818	4.93%	98,619	2,823	5.76%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,256	700	2.34%	60,252	1,091	3.64%
Other borrowings	22,769	22	0.19%	137,785	310	0.45%
Total interest bearing liabilities	4,621,732	14,201	0.62%	5,070,230	27,275	1.08%
Noninterest bearing deposits	1,437,468			1,176,496
Accrued expenses and other liabilities	92,802			82,617
Total liabilities	6,152,002			6,329,343
Shareholders’ equity	876,258			813,086
Total liabilities and shareholders’ equity	$7,028,260			$7,142,429
Net interest income (FTE)		$98,031			$97,289
Net interest margin (FTE)			3.13%			3.02%
Net interest spread (FTE)			2.96%			2.79%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2021 and 2020, loans totaling $5.2 million and $5.6 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-17

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Six Months Ended
	2021		2020			2021	2020
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$21,317	$34,091	$29,572	$27,074	$21,554	$55,408	$25,507
After-tax amortization expense	577	605	652	696	735	1,182	1,510
Adjusted net income available to common shareholders	$21,894	$34,696	$30,224	$27,770	$22,289	$56,590	$27,017

Average shareholders' equity	$878,795	$873,693	$854,070	$835,330	$801,413	$876,258	$813,086
Less: Average intangibles for the period	(209,808)	(210,563)	(211,354)	(212,221)	(213,135)	(210,183)	(213,620)
Average tangible shareholders' equity	$668,987	$663,130	$642,716	$623,109	$588,278	$666,075	$599,466

Return on average tangible common equity	13.13%	21.22%	18.71%	17.73%	15.24%	17.13%	9.06%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$894,400	$858,597	$875,297	$839,148	$817,605	$894,400	$817,605
Less: Intangible assets at end of period	(209,364)	(210,094)	(210,860)	(211,685)	(212,566)	(209,364)	(212,566)
Tangible common shareholders' equity at end of period	$685,036	$648,503	$664,437	$627,463	$605,039	$685,036	$605,039

Total assets at end of period	$7,182,408	$6,998,886	$7,008,227	$7,190,960	$7,329,611	$7,182,408	$7,329,611
Less: Intangible assets at end of period	(209,364)	(210,094)	(210,860)	(211,685)	(212,566)	(209,364)	(212,566)
Tangible assets at end of period	$6,973,044	$6,788,792	$6,797,367	$6,979,275	$7,117,045	$6,973,044	$7,117,045

Period end tangible equity to period end tangible assets	9.82%	9.55%	9.77%	8.99%	8.50%	9.82%	8.50%

Common shares outstanding end of period	32,675	32,659	32,951	33,072	33,032	32,675	33,032
Tangible book value per common share	$20.97	$19.86	$20.16	$18.97	$18.32	$20.97	$18.32

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$45,647	$46,303	$48,707	$46,586	$47,271	$91,950	$91,972
Tax equivalent adjustments:
Loans	722	736	717	688	679	1,458	1,347
Tax-exempt investment securities	2,412	2,211	2,427	2,415	2,339	4,623	3,970
Net interest income (FTE) (1)	48,781	49,250	51,851	49,689	50,289	98,031	97,289
Noninterest income	10,933	13,623	10,900	11,141	12,193	24,556	27,691
Nonrecurring income (2)	(15)	(2,003)	24	(78)	(2,662)	(2,018)	(8,203)
Total revenue	$59,699	$60,870	$62,775	$60,752	$59,820	$120,569	$116,777

Noninterest expense	$30,699	$31,234	$31,315	$31,616	$29,856	$61,933	$60,376
Pre-tax amortization expense	(730)	(766)	(825)	(881)	(931)	(1,496)	(1,911)
Nonrecurring expense (3)	64	236	(758)	(315)	(39)	300	(10)
Adjusted noninterest expense	$30,033	$30,704	$29,732	$30,420	$28,886	$60,737	$58,455

Efficiency ratio	53.09%	53.01%	49.86%	52.77%	50.85%	53.05%	52.44%
Efficiency ratio (FTE) (1)	50.31%	50.44%	47.36%	50.07%	48.29%	50.38%	50.06%

Average earning assets	$6,395,251	$6,241,434	$6,451,545	$6,548,935	$6,696,235	$6,318,767	$6,472,497

Net interest margin	2.86%	3.01%	3.00%	2.83%	2.84%	2.93%	2.86%
Net interest margin (FTE) (1)	3.06%	3.20%	3.20%	3.02%	3.02%	3.13%	3.02%

Net interest spread	2.70%	2.84%	2.83%	2.65%	2.64%	2.77%	2.62%
Net interest spread (FTE) (1)	2.89%	3.03%	3.02%	2.84%	2.82%	2.96%	2.79%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale in the periods where applicable.
(3)These adjustments may include foreclosure expenses and branch closure expenses, in the periods where applicable.
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